Exhibit 99.1
FOR IMMEDIATE RELEASE
For more information contact:
Kelly Masuda, Investor Relations
310-893-7434 or kmasuda@kbhome.com
Heather Reeves, Media Relations
310-231-4142 or hreeves-x@kbhome.com
KB HOME ANNOUNCES PENDING RETIREMENT OF DOMENICO CECERE,
EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
LOS ANGELES, CA — (October 11, 2007) — KB Home (NYSE: KBH), one of the nation’s largest homebuilders, today announced that Domenico Cecere, executive vice president and chief financial officer, will be retiring from the company effective May 2008. A search is currently underway for his successor. While the search is being conducted, Mr. Cecere will continue to serve as the company’s chief financial officer.
“Dom’s contributions to our success at KB Home are evident in our financial discipline and rigor and the tremendous progress we have made in strengthening our financial position.” said Jeffrey Mezger, president and chief executive officer. “I want to personally thank Dom for his dedication and service in driving a sound balance sheet that positions the company to successfully navigate the current real estate environment, and capitalize on strategic opportunities in the future. With the strong finance team we have in place, I am confident we will continue to effectively execute on our strategies and I appreciate Dom’s continued support in making this a smooth transition for the company.”
“Serving as KB Home’s CFO over the past five years has been tremendously gratifying,” said Cecere. “I’m proud to have been part of the finest team in the industry. While there is never a perfect time to leave, KB Home has one of the strongest balance sheets among our peers, and our strategies are fully in place so I can make this change now and remain confident in the company’s future. I look forward to working closely with Jeff, our entire executive team, the board and the investment community to ensure that this change is seamless to the business.”
About KB Home
Celebrating its 50th anniversary in the homebuilding industry, KB Home is one of America’s largest homebuilders. Headquartered in Los Angeles, the Company has operating divisions in 15 states, building communities from coast to coast. KB Home is a Fortune 500 company listed on the New York Stock Exchange under the ticker symbol “KBH.” For more information about any of KB Home’s new home communities or complete mortgage services through Countrywide KB Home Loans, call 888-KB-HOMES or visit www.kbhome.com.
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Certain matters discussed in this press release, including any statements that are predictive in nature or concern future market and economic conditions, business and prospects, our future financial and operational performance, or our future actions and their expected results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance. We do not have a specific policy or intent of updating or revising forward-looking statements. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to: general economic and business conditions; material prices and availability; labor costs and availability; our debt level; declines in consumer confidence; increases in competition; weather conditions, significant natural disasters and other environmental factors; government regulations; the availability and cost of land in desirable areas; violations of our policies; the consequences of our past stock option grant practices and the restatement of certain of our financial statements; government investigations and shareholder lawsuits regarding our past stock option grant practices; other legal or regulatory proceedings or claims; conditions in the capital, credit and homebuilding markets; and other events outside of our control. Please see our periodic reports and other filings with the Securities and Exchange Commission for a further discussion of these and other risks and uncertainties applicable to our business.
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